UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2014

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BRIGHT MOUNTAIN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Congress Avenue, Suite 2250, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

561-998-2440

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On January 2, 2014, Bright Mountain, LLC, a subsidiary of the Issuer, entered into a Website Asset Purchase and Management Agreement (the “Agreement”) with Dale B. “Chip” DeBlock (“DeBlock”) and LEOAFFAIRS.com, FIREAFFAIRS.com and TEACHERAFFAIRS.com (collectively, the “Social Media Websites”). Pursuant to the Agreement, Bright Mountain LLC acquired from DeBlock his ownership of the Social Media Websites, including, all intellectual property rights, logos, email lists and website revenues in consideration for $100,000.

As part of the transaction, DeBlock entered into a three year agreement with Bright Mountain LLC at $50,000 per annum to manage the Social Media Websites and DeBlock was granted various stock options to purchase Issuer’s common stock.

The LEOAFFAIRS.com website, which was built for law enforcement personnel, is a knowledge base of information for both law enforcement and corrections officers. The FIREAFFAIRS.com, which was built for firefighters, endeavors to educate the general public on the dangers firefighters, paramedics and rescue personnel face, their importance, challenges and support they need. The TEACHERAFFAIRS.com website, which was built for teachers, endeavors to educate the general public on the plight of teachers, their importance, and challenges and support they need.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT MOUNTAIN HOLDINGS, INC.

Date: January 8, 2014	By:	/s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer